Exhibit (17)(g)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS: Read your proxy statement and have it available when voting.
VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 7501 Wisconsin Avenue, Suite 750W Bethesda, MD on February 20, 2014 at 11.00 a.m. (Eastern Time)

Please detach at perforation before mailing.

PROXY	THE TORRAY RESOLUTE FUND	PROXY
A SERIES OF THE TORRAY FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON FEBRUARY 20, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TORRAY FUND (the “Trust”).

The undersigned hereby appoint(s) Barbara Warder and Mary O’Dell, and each of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all interests to which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Torray LLC, 7501 Wisconsin Avenue, Suite 750W, Bethesda, Maryland 20814, on February 20, 2014, at 11:00 a.m. (Eastern Time), and at any and all adjournments or postponements thereof, with all the power the undersigned would possess if personally present.

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged. If this Proxy is executed but no instructions are given, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature and Title, if applicable

Signature (if held jointly)

Date TOR_25346_011414

PLEASE VOTE TODAY USING ONE OF THE AVAILABLE OPTIONS!

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

The Torray Resolute Fund

Special Meeting of Shareholders to Be Held on February 20, 2014.

The Proxy Statement and Proxy Card for this meeting are available at:

https://www.proxy-direct.com/tra-25346

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES OF THE TRUST, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:    ¢

		FOR	AGAINST	ABSTAIN
1.

Approval of an agreement and plan of reorganization of The Torray Resolute Fund providing for the transfer of all of the assets of The Torray Resolute Fund to Transamerica Concentrated Growth, a newly created series of Transamerica Funds (the “New Fund”) that is expected to be effective on March 1, 2014, in exchange for shares of beneficial interest of the New Fund and the assumption by the New Fund of The Torray Resolute Fund’s liabilities, in complete liquidation of The Torray Resolute Fund. If the reorganization is approved by shareholders, The Torray Resolute Fund shares will be exchanged for Class I shares of the New Fund with an equal aggregate net asset value, and you will not be subject to U.S. federal income tax on that exchange.

		☐	☐	☐

2.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

PLEASE VOTE TODAY USING ONE OF THE AVAILABLE OPTIONS!

TOR_25346_011414